                                                                      Exhibit 11


                            CALCULATION OF EARNINGS
                           PER SHARE OF COMMON STOCK
                           (In thousands of shares)

                                           Thirteen Weeks Ended                  Thirty-nine Weeks Ended
                                       ---------------------------------        --------------------------
                                       Sept 27,             Sept 28,            Sept 27,          Sept 28,
                                         1998                 1997                1998              1997
                                       -----------------    ------------        ---------------   --------
Number of shares of
Class A and Class B
Common stock outstanding
at beginning of
period                                       10,093          10,715               10,089            10,910

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards                             2               -                   12               19

Repurchase of Class B
common stock (weighted)                          (2)             (7)                 (13)            (163)
                                              -----           -----               ------           ------

Shares used in the computation
of basic earnings per share                  10,093          10,708               10,088           10,766

Adjustment to reflect
dilution from common stock
equivalents                                      46              35                   44               28
                                             ------          ------               ------          -------

Shares used in the computation
Of diluted earnings per share                10,139          10,743               10,132           10,794
                                             ------          ------               ------          -------

Net income available for
common shares                               $81,609         $71,312             $352,548         $189,646
                                             ------          ------              -------          -------

Basic earnings per common
share                                         $8.09          $ 6.66               $34.95          $17.62
                                               ----           -----                -----           -----

Diluted earnings
per common share                              $8.05          $ 6.64               $34.79          $17.57
                                               ----           -----                -----           -----